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                                                                Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the capiton "Experts" in the Prospectus Supplement relating to the Registration Statement (Form S-3
No. 333-70371) and related Prospectus of Midcoast Energy Resources, Inc. (Midcoast) for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated March 15, 1999, with respect to the combined financial statements of Kansas Pipeline Company (as defined therein) included in Midcoast's Current Report on Form 8-K/A dated December 3, 1999, filed with the Securities and Exchange Commission .



                                         /s/ Ernst & Young LLP

Kansas City, Missouri
November 30, 1999